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                                                                   EXHIBIT 10.22

                              CONSULTING AGREEMENT



         THIS AGREEMENT is made and entered into effective as of _______________ by and among Provant, Inc., a Delaware corporation (including, for purposes of Sections 5(c), 7, 8, 9 and 12(a), its direct and indirect subsidiaries, the "Company"), and Donald W. Glazer of Newton, Massachusetts (the "Consultant").


         In consideration of the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

        1. ENGAGEMENT. Subject to the terms and conditions set forth in this Agreement, the Company hereby engages the Consultant as an independent contractor and the Consultant hereby accepts such retention by the Company.

        2. TERM. Subject to earlier termination as hereafter provided, the Consultant's engagement hereunder shall be for a term of two (2) years, commencing effective upon the closing of the Company's initial public offering (the "IPO") of its common stock, $.01 par value per share (the "Effective Date"). The term of this Agreement, as from time to time extended or renewed, is hereafter referred to as "the term of this Agreement" or "the term hereof."

        3.    SERVICES.

              (a) During the term hereof, the Consultant shall provide business development and acquisition related services to the Company. The Consultant shall perform such reasonable additional services as may be requested by the Company from time to time.

              (b) In the performance of his services hereunder, the Consultant shall devote his business judgment, skill and knowledge to the advancement of the business and interests of the Company.

              (c) During the term hereof, the Consultant shall report to and the services he provides shall be directed by the Chief Executive Officer of the Company.

              (d) During the term hereof, the Consultant shall not be required to devote more than one (1) day per week to the performance of his duties hereunder.

              (e) The Company shall not require the Consultant to relocate or reassign the Consultant to any location beyond a fifty (50) mile radius of the location of the Company's principal corporate headquarters as of the date hereof, nor shall the Consultant's duties hereunder be materially changed, without the Consultant's prior written consent.

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        4.    COMPENSATION AND BUSINESS EXPENSES. As compensation for all services performed by the Consultant under and during the term hereof and subject to performance of the Consultant's duties and obligations, pursuant to this Agreement or otherwise:

              (a) CONSULTING FEE. During the term hereof, the Company shall pay the Consultant a consulting fee at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000) per annum, payable in accordance with the payroll practices of the Company for its consultants and subject to increase from time to time by the Company in its sole discretion. Such consulting fee, as from time to time increased, is hereafter referred to as the "Consulting Fee."

              (b) BUSINESS EXPENSES. The Company shall pay or reimburse the Consultant for all reasonable and necessary business expenses incurred or paid by the Consultant in the performance of his duties and responsibilities hereunder, subject to any maximum annual limit and other restrictions on such expenses set by the Board and to such reasonable substantiation and documentation as may be specified by the Company from time to time.

        5.    TERMINATION OF SERVICES. Notwithstanding the provisions of
Section 2 hereof, the Consultant's retention hereunder shall terminate prior to the expiration of the term hereof under the following circumstances:

              (a) DEATH. In the event of the Consultant's death during the term hereof, the Consultant's engagement hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Consultant's designated beneficiary or, if no beneficiary has been designated by the Consultant, to his estate, any earned and unpaid Consulting Fee, prorated through the date of his death.

              (b)    DISABILITY.

                     (i) The Company may terminate the Consultant's engagement hereunder, upon notice to the Consultant, in the event that the Consultant becomes disabled during his engagement hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for ninety (90) days during any period of three hundred sixty-five (365) consecutive calendar days.

                     (ii) If any question shall arise as to whether, during any period, the Consultant is disabled through any illness, injury, accident or condition of either a physical or psychological nature such that he is



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              unable to perform substantially all of his duties and
              responsibilities hereunder, the Consultant may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom the Consultant or his duly appointed guardian, if any, has no reasonable objection, to determine whether the Consultant is so disabled, and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Consultant shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Consultant.

              (c) By the Company for Cause. The Company may terminate the Consultant's engagement hereunder for Cause at any time upon notice to the Consultant setting forth in reasonable detail the nature of such Cause. The following, as determined by the Board in its reasonable and good faith judgment, shall constitute Cause for termination: (i) conviction in a court of law of any felony or a plea of NOLO CONTENDERE to such an offense, (ii) commission of any act involving theft, embezzlement, fraud, dishonesty or moral turpitude which act relates to or otherwise has an adverse effect (including through publicity) on the Company, (iii) material breach of any of the material provisions of this Agreement (other than breaches of the nature described in clause
         (iv) below) or of any other material agreement between the Consultant and the Company, or (iv) repeated and consistent willful misconduct or dereliction of duty in the performance of his duties under this Agreement, which conduct or failure continues for more than thirty (30) days after notice given to the Consultant, such notice to set forth in reasonable detail the nature of such conduct or failure. Upon the giving of notice of termination of the Consultant's engagement hereunder for Cause, the Company shall not have any further obligation or liability to the Consultant, other than for Consulting Fees earned and unpaid and unreimbursed business expenses outstanding at the date of termination.

        6. EFFECT OF TERMINATION. Upon termination of this Agreement, all obligations and provisions of this Agreement shall terminate except with respect to any accrued and unpaid monetary obligations and except for the provisions of
Section 7 through (and inclusive of) 22 hereof.

        7. COVENANT NOT TO COMPETE. Provided only that the Company is not then in default on its payment obligations under this Agreement, for a period of five (5) years from the Effective Date the Consultant will not engage or become interested, directly or indirectly, as an owner, employee, director, partner, consultant, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, either alone or in association with others, in the operation, management or supervision of any type of business or enterprise in any way similar



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to or competitive with the business of the Company. In addition, during such period the Consultant will not, directly or indirectly, whether on his behalf or on behalf of anyone else, (i) solicit or accept orders from any present or past customer of the Company for a product or service offered or sold by, or competitive with a product or service offered or sold by, the Company; (ii) induce or attempt to induce any such customer to reduce such customer's purchases from the Company; (iii) use for the benefit of the Consultant or disclose the name and/or requirements of any such customer to any other person or persons, natural or corporate; or (iv) solicit any of the Company's employees or consultants to leave the employ of the Company or hire anyone who was an employee of the Company or a consultant to the Company at any time within one year prior to the date the Consultant's consulting relationship with the Company terminated. The foregoing restrictions shall not prevent the Consultant from hiring or otherwise engaging any professional firm.

        8.    CONFIDENTIAL INFORMATION.

              (a) The Consultant acknowledges that the Company will continually develop Confidential Information, that the Consultant may develop Confidential Information for the Company and that the Consultant may learn of Confidential Information during the course of his consulting relationship with the Company. The Consultant agrees that, except as required for the proper performance of his duties for the Company, he will not, directly or indirectly, use or disclose any Confidential Information, as defined below. The Consultant understands and agrees that this restriction will continue to apply after his consulting relationship with the Company terminates, regardless of the reason for termination.

              (b) The Consultant agrees that all Confidential Information which he creates or to which he has access as a result of his engagement hereunder is and shall remain the sole and exclusive property of the Company. Except as required for the proper performance of his duties, the Consultant will not copy any documents, tapes or other media containing Confidential Information ("Documents") or remove any Documents, or copies thereof, from Company premises. The Consultant will return to the Company immediately after his consulting relationship with the Company terminates, and at such other times as may be specified by the Company, all Documents and copies thereof and all other property of the Company then in his possession or control.

        9. ENFORCEMENT OF COVENANTS. The Consultant acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7 and 8 hereof. The Consultant further agrees that all goodwill of the Company is its exclusive property. The Consultant further acknowledges and agrees that, were he to breach any of the covenants contained in Section 7 or 8 hereof, the damage would be irreparable. The



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Consultant therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Consultant of any of said covenants, without having to post bond, provided the Company has made a prima facie showing of such a breach or threatened breach.

       10. INDEMNIFICATION. Subject to the second sentence of this Section 10, the Company agrees to indemnify the Consultant against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, together with counsel fees, in each case reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened during the term of this Agreement or thereafter, in each case to the extent incurred by reason of his serving or having served (a) as an agent of the Company, or (b) at its request as a director, officer or agent of any organization in which the Company directly or indirectly owns shares or of which it is directly or indirectly a creditor, or
(c) at its request in any capacity with respect to any employee benefit plan. Notwithstanding the immediately preceding sentence, the Company shall not indemnify the Consultant if the Consultant (i) did not act in good faith and in a manner the Consultant reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that the Consultant's conduct was unlawful.

       11. CONFLICTING AGREEMENTS. The Consultant hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Consultant is a party or is bound and that the Consultant is not subject to any covenants against competition or similar covenants that would affect the performance of his obligations hereunder. The Consultant will not disclose or use any proprietary information of a third party without such party's consent.

       12. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

              (a) "Confidential Information" means any and all information, inventions, discoveries, ideas, research, engineering methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments that are not generally known by others, developed by or known to the Consultant prior to or during the term of this Agreement and relating in any material respect to the Company, including its business, products or services (or learned by the Consultant after the term hereof from a source known to the Consultant to be violating an obligation to



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         the Company not to disclose the same) or that are developed by the
         Consultant during the term of this Agreement and that have applicability to the business, products or services of the Company, including but not limited to (i) products and services, technical data, methods and processes, (ii) marketing activities and strategic plans,
         (iii) costs and sources of supply, (iv) the identity and special needs of customers and prospective customers and vendors and prospective vendors, and (v) the people and organizations with whom the Company has or plans to have business relationships and those relationships. Confidential Information also includes such information that the Company may receive or has received belonging to customers or others who do business with the Company and any publication or literary creation of the Consultant, developed in whole or in significant part during the term hereof, in whatever form published, whose content in whole or in part is competitive in any material respect with the products or services offered by the Company (including as such products or services could reasonably be expected to evolve or be extended in the foreseeable future).

              (b) "Person" means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

       13. ASSIGNMENT. Neither the Company nor the Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Consultant in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person unless the Consultant shall object in writing to such assignment within 60 days following the effective date thereof, in which event the Consultant's sole remedy shall be to terminate this Agreement, which termination shall have the effect set forth in Section 6 hereof. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, and their respective successors, executors, administrators, heirs and permitted assigns.

       14. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       15. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by



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either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

       16. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Consultant at his last known address on the books of the Company or, in the case of the Company, at the Company's principal place of business, to the attention of the Chief Executive Officer, or to such other address as either party may specify by notice to the other actually received.

       17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Consultant's consulting relationship with the Company, including without limitation any agreements relating to any consulting relationship between the Consultant and any corporate predecessor or promoter of the Company, any such agreement being hereby terminated by the mutual agreement of the parties without liability to either party.

       18. INDEPENDENT CONTRACTOR. No provision of this Agreement shall be construed to make the Consultant an employee of the Company or to make the Consultant and the Company partners or joint venturers. The Consultant hereby acknowledges that he is solely responsible for the payment of all taxes on his fees under this Agreement.

       19. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Consultant and by an expressly authorized representative of the Company.

       20. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

       21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

       22. GOVERNING LAW. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.



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         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Consultant and by the Company by its respective duly authorized representative, as of the date first above written.


CONSULTANT                                           PROVANT, INC.


_______________________________                      By: _______________________
Donald W. Glazer                                         Name:
                                                         Title:










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